UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2022

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

pennsylvania

(State or other jurisdiction of incorporation)

0-15536	23-2428543
(Commission File Number)	(IRS Employer Identification No.)

105 Leader Heights Road, PO Box 2887, York, Pennsylvania	17405-2887
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code - (717) 747-1519

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value	CVLY	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 9, 2022, Codorus Valley Bancorp, Inc. (the “Company”) issued a press release, a copy of which is filed as Exhibit 99.1.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”). The Company intends to file a definitive proxy statement and a BLUE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at https://ir.peoplesbanknet.com/ or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://ir.peoplesbanknet.com/.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release of Codorus Valley Bancorp, Inc., dated March 9, 2022

	104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Codorus Valley Bancorp, Inc.

Date: March 10, 2022	By:	/s/ Craig L. Kauffman
Craig L. Kauffman
President & CEO
(Principal Executive Officer)

Exhibit 99.1

Codorus Valley Bancorp Addresses Misleading Statements in Driver Management's Latest Filing

YORK, Pa., Mar. 9, 2022 - Codorus Valley Bancorp, Inc. ("Codorus Valley" or the "Corporation") (NASDAQ: CVLY), parent company of PeoplesBank, A Codorus Valley Company ("PeoplesBank"), today issued the following statement in response to misleading statements in the latest letters issued by Driver Management Company LLC and its affiliates (collectively, "Driver Management").

In the latest letters filed today by Driver Management regarding loans underwritten by PeoplesBank for Richard Welkowitz, Driver Management included information that once again insinuated a false narrative. To be clear:

•	The loans underwritten for Mr. Welkowitz and his related entities were originated in 2016, 2017 and 2018, prior to the arrival of Craig Kauffman. Before Mr. Kauffman joined PeoplesBank in August 2018, the total exposure to Mr. Welkowitz and his related entities was in excess of $11,500,000. After Mr. Kauffman's arrival, these loans were refinanced and paid down in an effort to reduce bank exposure. In fact, at the time of Mr. Welkowitz's death in December 2019, PeoplesBank's total exposure to his loans was under $8,000,000, reduced by over 25%.

•	Driver's characterization of Mr. Kauffman's relationship with Mr. Welkowitz prior to joining PeoplesBank, is categorically misleading and wrong. Mr. Kauffman was not close with Mr. Welkowitz and did not join PeoplesBank to continue doing business with him. During his tenure with a prior employer, Mr. Kauffman was in fact responsible for referring the Welkowitz relationship to the company's special assets group and resolving the company's loans to Mr. Welkowitz. Moreover, Mr. Kauffman declined numerous requests by Mr. Welkowitz for additional credit while at PeoplesBank.

•	PeoplesBank was not the only financial institution that had exposure to loans given to Mr. Welkowitz and his related entities. A total of 19 banks, including regional and leading national and global banks, had nearly $167 million in loans outstanding to Mr. Welkowitz and his related entities at the time of his death.

•	Mr. Kauffman has made it a priority over the past several years to improve credit risk management at PeoplesBank, including the restructuring of credit and approval processes, underwriting policy and execution, risk ratings, and the formation of a special assets department of the bank. These efforts included substantial staff additions and staff restructuring.

Despite Driver Management's pattern of unprofessional behavior and attempts to perpetuate misleading information and unsupported rumors, the Corporation, including its Board of Directors and management team, have repeatedly attempted to engage in meaningful discussions with Driver Management. It is unfortunate Driver Management has decided to proceed with its campaign against our directors in furtherance of its true objective, which is an immediate sale of the Corporation and PeoplesBank.

ABOUT CODORUS VALLEY BANCORP, INC.

Codorus Valley Bancorp, Inc. is the largest independent financial services holding company headquartered in York, Pennsylvania. Codorus Valley primarily operates through its financial services subsidiary, PeoplesBank, A Codorus Valley Company. PeoplesBank offers a full range of consumer, business, wealth management, and mortgage services at financial centers located in communities throughout South Central Pennsylvania and Central Maryland. Additional information can be found on PeoplesBank's website at www.peoplesbanknet.com. Codorus Valley Bancorp, Inc.'s Common Stock is listed on the NASDAQ Global Market under the symbol CVLY.

IMPORTANT ADDITIONAL INFORMATION

The Corporation, its directors and certain of its executive officers are participants in the solicitation of proxies from the Corporation's shareholders in connection with the Corporation's 2022 Annual Meeting of Shareholders (the "2022 Annual Meeting"). The Corporation intends to file a definitive proxy statement and a BLUE proxy card with the Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from the Corporation's shareholders. SHAREHOLDERS OF THE CORPORATION ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Corporation's definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Corporation's directors and executive officers in the Corporation's securities. Information regarding subsequent changes to their holdings of the Corporation's securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Corporation's website at https://ir.peoplesbanknet.com/ or through the SEC's website at www.sec.gov. Information can also be found in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2021 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Corporation with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Corporation's website at https://ir.peoplesbanknet.com/.

Shareholder Contact

Morrow Sodali

Mike Verrechia/Bill Dooley

(800) 662-5200

CVLY@info.morrowsodali.com

Media Contact

Prosek Partners

Brian Schaffer

bschaffer@prosek.com

Joel Henry

jhenry@prosek.com